Exhibit 2

                                    Exhibit 2
                            Stock Purchase Agreement

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                            STOCK PURCHASE AGREEMENT

                             MEDIQUIK SERVICES, INC.
                             a Delaware corporation;

                            MIRAQUEST VENTURES L.L.C.
                       an Idaho limited liability company;

                            Dated as of June 30, 2000

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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. PURCHASE AND SALE OF SECURITIES                                     1
   1.1   Authorization                                                         1
   1.2   Sale and Purchase.                                                    1
   1.3   Payment of Purchase Price                                             1
   1.4   Closing                                                               2
   1.5   Closing Obligations of the Company.                                   2
   1.6   Closing Obligations of MiraQuest.                                     2
   1.7   Adjustment to Number of Shares and Units.                             3

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY                       4
   2.1   Organization, Good Standing and Qualification                         4
   2.2   Corporate Power                                                       4
   2.3   Subsidiaries                                                          4
   2.4   Authorization                                                         5
   2.5   Capitalization                                                        5
   2.6   Valid Issuance of Securities                                          6
   2.7   Governmental Consents                                                 6
   2.8   Exempt Offering                                                       6
   2.9   Compliance with Laws; Permits                                         7
   2.10  Compliance With Other Instruments                                     7
   2.11  Related-Party Transactions                                            8
   2.12  Agreements; Action                                                    8
   2.13  Title to Property and Assets; Leases                                  9
   2.14  Changes.                                                              9
   2.15  Intellectual Property                                                11
   2.16  Litigation                                                           11
   2.17  Tax Returns and Payments                                             12
   2.18  Labor Agreements and Actions                                         12
   2.19  Employee Benefit Plans                                               12
   2.20  Rights of Registration and Voting Rights                             13
   2.21  Insurance                                                            13
   2.22  Corporate Documents                                                  13
   2.23  No Conflict                                                          13
   2.24  Financial Statements                                                 14
   2.25  Employees                                                            14
   2.26  Full Disclosure                                                      15
   2.27  Investment Company Act                                               15
   2.28  Purchase Entirely for Own Account                                    15
   2.29  Disclosure of Information                                            15
   2.30  Restricted Securities                                                16
   2.31  Legends                                                              16
   2.32  Knowledge and Experience                                             16
   2.33  Principal Office                                                     17

SECTION 3. REPRESENTATIONS AND WARRANTIES OF MIRAQUEST                        17


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   3.1    Authorization                                                       17
   3.2    Consents                                                            17
   3.3    Purchase Entirely for Own Account                                   17
   3.4    Disclosure of Information `                                         18
   3.5    Restricted Securities                                               18
   3.6    Legends                                                             18
   3.7    Accredited Investor                                                 19
   3.8    Principal Office                                                    19

SECTION 4. CONDITIONS OF MIRAQUEST'S OBLIGATIONS AT CLOSING                   19
   4.1    Representations and Warranties True; Performance of Obligations     19
   4.2    Qualifications; Legal Investment                                    19
   4.3    Related Agreements                                                  19
   4.4    Filing of Series A Preferences                                      19
   4.5    Proceedings and Documents                                           20
   4.6    Approval of Board of Directors and Shareholders                     20
   4.7    Opinion of Company's Counsel                                        20
   4.8    Board of Directors                                                  20
   4.9    Chief Financial Officer                                             20
   4.10   Approval of Budget                                                  20
   4.11   Employment Agreements                                               20
   4.12   Approval by Accountant                                              21

SECTION 5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING                 21
   5.1    Representations and Warranties                                      21
   5.2    Performance                                                         21
   5.3    Qualifications; Legal Investment                                    21
   5.4    Related Agreements                                                  21
   5.5    Consulting Agreements                                               21

SECTION 6. ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES                 21
   6.1    Confidentiality                                                     21
   6.2    Access                                                              22
   6.3    Notification                                                        22
   6.4    No Negotiation                                                      22
   6.5    Future Funding for the Company                                      23
   6.6    Public Company Status                                               23
   6.7    MiraQuest Business Combination                                      23
   6.8    Transfer of Preferred Shares                                        23
   6.9    NASDAQ Requirements                                                 23
   6.10   Investment Company Act                                              23

SECTION 7. TERMINATION                                                        23
   7.1    Termination Events                                                  23
   7.2    Effect of Termination                                               24

SECTION 8. GENERAL PROVISIONS                                                 24
   8.1    Governing Law                                                       24


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   8.2    Survival                                                            24
   8.3    Successors and Assigns                                              25
   8.4    Entire Agreement                                                    25
   8.5    Severability                                                        25
   8.6    Amendment and Waiver                                                25
   8.7    Delays or Omissions                                                 25
   8.8    Notices                                                             26
   8.9    Expenses                                                            26
   8.10   Attorneys' Fees                                                     26
   8.11   Counterparts and Execution                                          26
   8.12   Titles and Subtitles                                                26
   8.13   Pronouns                                                            27
   8.14   Broker's Fees                                                       27
   8.15   Corporate Securities Law                                            27
   8.16   Publicity                                                           27

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 30, 2000, by and between MEDIQUIK SERVICES, INC., a Delaware corporation (the "Company"), and MIRAQUEST VENTURES LLC, an Idaho limited liability company ("MiraQuest").

                                    RECITALS:

      A. Whereas, the Company desires to sell and issue shares of its common stock and shares of its Series A preferred stock, no par value (the "Series A preferred stock," and together with the common stock, the "Securities").

      B. Whereas, MiraQuest desires to purchase the Company's common stock and Series A preferred stock, and the Company desires to issue and sell its common stock and Series A preferred stock to MiraQuest, in each case on the terms and conditions set forth herein.

                                   AGREEMENT:

            NOW, THEREFORE, the parties agree as follows:

      SECTION 1. PURCHASE AND SALE OF SECURITIES

      1.1 Authorization. On or prior to the Closing (as defined in Section 1.4 below), the Company shall have authorized the sale and issuance of its common stock and its Series A preferred stock to MiraQuest. The Series A preferred stock shall have the rights, preferences, privileges and restrictions set forth in the attached Exhibit A (the "Series A Preferences").

      1.2 Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Closing MiraQuest shall buy and the Company shall sell and issue 7,048,996 shares of its common stock, 513,266 shares of its Series A preferred stock, and a warrant for the


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purchase of 650,000 shares of common stock to MiraQuest for a total consideration to the Company of up to $35,538,632 (the "Purchase Price").

      1.3 Payment of Purchase Price. The Purchase price shall be paid to the Company as follows:

            (a) up to 7,251,600 membership units of MiraQuest (the "Units") pursuant to Section 1.7; and

            (b) up to $2,000,000 cash as follows:

                  (i) at the time of Closing, cancellation of loans to the Company from MiraQuest made before the signing of this Agreement in the amount of $800,000 (the specific loan dates and amounts are 3-28-00: $100,000, 4-3-00:
$100,000, 4-10-00: $100,000, 4-17-00: $100,000, 5-22-00: $100,000, 6-16-00:
$100,000, 6-23-00: $100,000, 6-27-00: $100,000).

                  (ii) at the time of Closing, cancellation of the loan to the Company from MiraQuest made at the signing of this Agreement in the amount of $300,000;

                  (iii) at the time of Closing, cancellation of any loans to the Company from MiraQuest made after the signing of this Agreement in an amount not to exceed $900,000 (such loans shall be made in the sole discretion of MiraQuest and only after approval by MiraQuest of the Company's budget).

      1.4 Closing. The closing of the purchase and sale of the Securities (the "Closing") shall take place no later than August 15, 2000, at the offices of Moffatt Thomas Barrett Rock & Fields, 101 S. Capitol Boulevard, 10th Floor, P.O. Box 829, Boise, Idaho 83701, at 10:00 a.m. (local time), or at such other time and place as the Company and MiraQuest mutually agree, orally or in writing (the date of the Closing is hereinafter referred to as the "Closing Date").

      1.5 Closing Obligations of the Company.

      At the Closing, the Company will deliver to MiraQuest:

            (a) subject to Section 1.7, stock certificates representing the 7,048,996 shares of the Company's common stock and 513,266 shares of the Company's Series A preferred stock being purchased by MiraQuest pursuant to this Agreement;

            (b) a warrant to purchase 650,000 shares of the Company's common stock at an exercise price of $0.60 per share with a term of ten years and no vesting period;

            (c) duly executed copies of the Voting Agreement and the Noncompetition Agreement (as defined in Section 2.4 below); and

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            (d) a certificate executed by the President and Chief Executive
Officer of the Company representing and warranting to MiraQuest that each of the Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

            (e) the other documents and instruments referenced in Section 4 hereof.

      1.6 Closing Obligations of MiraQuest. At the Closing, MiraQuest will deliver to the Company:

            (a) certificate(s) representing the Units;

            (b) duly executed copies of the Related Agreements;

            (c) a certificate executed by the chief executive officer of MiraQuest to the effect that, except as otherwise stated in such certificate, each of MiraQuest's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

            (d) the other documents and instruments referred to in Section 5 hereof.

      1.7 Adjustment to Number of Shares and Units.

            (a) Reduced Number of Shares and Units to Be Held in Trust. The number of shares of the Company's common stock and Series A preferred stock delivered to MiraQuest at Closing and the number of membership units of MiraQuest to be delivered to the Company at Closing shall be reduced if the loans to the Company from MiraQuest that are canceled at Closing pursuant to
Section 1 .3(b)(iii) are less than $900,000. The amount of such reduction shall be determined by the following steps:

                  (1) subtract the amount of loans canceled at Closing pursuant to Section l.3(b)(iii) from $900,000 (the "Resultant");

                  (2) divide the Resultant from Step (1) by $2,000,000 (the "Percentage");

                  (3) multiply the Percentage from Step (2) by the number of shares of the Company's common stock and Series A preferred stock being purchased by MiraQuest pursuant to
                        Section 1.2; and

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                  (4)   multiply the Percentage from Step (2) by the number of
                        membership units of MiraQuest being delivered to the Company pursuant to Section 1 .2.

      The number of shares calculated in Step (3) shall be held, in trust, by the Company's attorney and the number of membership units calculated in Step (4) shall be held, in trust, by MiraQuest's attorney.

            (b) Payment of Additional Amounts. If and when MiraQuest pays the amount calculated in Step (1) to the Company, the Company's attorney shall deliver to MiraQuest the shares it is holding in trust and MiraQuest's attorney shall deliver to the Company the membership units of MiraQuest it is holding in trust. If MiraQuest pays less than the full amount calculated in Step (1), then the Company's attorney shall deliver a number of shares and MiraQuest's attorney shall deliver a number of membership units in the same proportion that the amount paid bears to the amount calculated in Step (1).

            (c) Termination of Trust Arrangements. The trust arrangement with the Company's attorney for holding the shares and with MiraQuest's attorney for holding the membership units calculated in Section 1.7(a) shall terminate on December 31, 2000. If there are any shares being held by the Company's attorney at that time, such shares shall be returned to the Company and if there are any membership units being held by MiraQuest's attorney at that time, such membership units shall be returned to MiraQuest.

      1.8 Treatment of Loans to the Company From MiraQuest. In the event that Closing does not occur by August 15, 2000, or such other date as agreed to by the parties, then the loans to the Company from MiraQuest referenced in Section
1.3 shall not be canceled but shall be converted into the Company's common stock and warrants as follows: for each $2 of monies loaned to the Company by MiraQuest, MiraQuest shall receive (i) one share of common stock of the Company plus (ii) two warrants, which shall vest immediately, to purchase two shares of common stock of the Company with an exercise price of $2 per warrant.

            SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to MiraQuest that, except as set forth on the Schedule of Exceptions attached hereto as Exhibit B specifically identifying the relevant Section hereof which exceptions shall be deemed to be representations and warranties as if made hereunder, the following statements are true and correct:

      2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified, is authorized to transact business, and is in good standing as a foreign corporation in all jurisdictions in which the nature of its current activities and properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business and properties. The Company has furnished MiraQuest or counsel to MiraQuest

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with copies of its Articles of Incorporation and Bylaws (the "Charter
Documents"). Said copies of the Charter Documents are true, correct and complete and contain all amendments as of the Closing Date.

      2.2 Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power (i) to execute and deliver this Agreement and the Related Agreements, (ii) to sell and issue the Securities hereunder, and
(iii) to carry out the provisions of this Agreement, the Related Agreements, and the Series A Preferences.

      2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or other similar arrangement.

      2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Voting Agreement in the form attached hereto as Exhibit C (the "Voting Agreement"), the Agreements Not to Compete in the form attached hereto as Exhibit D (the "Noncompetition Agreements"), the Warrant Agreement granted to MiraQuest in form and substance acceptable to the Company and MiraQuest granting MiraQuest a warrant to purchase up to 650,000 shares of common stock at an exercise price of $0.60 with a term of ten years and no vesting period (the "Warrant," and collectively with the Noncompetition Agreements and the Voting Agreement, the "Related Agreements"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities, has been taken or will be taken prior to the Closing, and this Agreement and the Related Agreements, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      2.5 Capitalization.

            (a) Immediately prior to the Closing, the authorized capital stock of the Company will consist of: (i) 50,000,000 shares of common stock, of which 6,392,633 shares are issued and outstanding, and (ii) l,000,000 shares of Preferred Stock, all of which are designated "Series A preferred stock," and none of which are issued and outstanding. No other shares of capital stock are outstanding. All issued and outstanding shares of the Company's common stock have been duly and validly authorized and issued and are fully paid and are nonassessable. The Securities have the rights, preferences, privileges and restrictions as set forth in Exhibit A. A true, correct and complete list of all holders of equity securities of the Company, and all holders of options, warrants and convertible preferred securities exercisable for or convertible into any equity securities of the Company, together with their respective holdings as of the date hereof is attached as Exhibit F to this Agreement (the "Stockholder List").

            (b) The Company has reserved the following: (i) 10,265,328 shares of common stock for issuance upon the conversion of the Series A preferred stock in accordance

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with the Series A Preferences; (ii) 0 shares of common stock reserved for issuance under the Company's Employee Stock Option Plan; and (iii) 650,000 shares of common stock reserved for issuance under the Warrant. Except as set forth in the Schedule of Exceptions and in Exhibit E, other than as may be granted hereunder or pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), convertible securities, proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from or by the Company of any of its securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participating or similar rights with respect to the securities of the Company. Nothing set forth in the Schedule of Exceptions represents any anti-dilution or similar adjustments required as a result of the consummation of the transactions contemplated hereby or otherwise.

            (c) All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws. Other than pursuant to the Related Agreements, the Company is not a party or subject to any agreement or understanding and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

      2.6 Valid Issuance or Securities. The Securities that are being issued to MiraQuest hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable Federal and state securities laws. Based in part upon the representations of MiraQuest in this Agreement and subject to the provisions of Section 2.7 below, the Securities will be issued in compliance with all applicable Federal and state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of the Securities by the Company within the registration provisions of the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. Except as set forth in Section 2.7 below, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Series A preferred stock or common stock, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

      2.7 Governmental Consents. No consent, approval, order, or authorization of, or designation, declaration, registration, qualification or filing with, any local, state or Federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery and performance of this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby, including without limitation, its offer, sale and issuance of the Securities, except (i) the filing of the Series A Preferences with the Secretary of State of the State of Delaware, and (ii) the filing of Form 8-K with the Securities and Exchange Commission ("SEC"), and
(iii) any other post-closing filing as may be required under SEC Regulation D or any applicable state "Blue Sky" securities laws, all of which the Company will file within the time periods required.

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      2.8 Exempt Offering. Assuming the accuracy of the representations and warranties of MiraQuest contained in Section 3 hereof, and completion of any filings required under Section 2.7(iii) above, the offer, sale and issuance of the Securities will be exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state "Blue Sky" and securities laws, rules and regulations. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

      2.9 Compliance with Laws; Permits. To the best of its knowledge, the Company is not in violation, in any material respect, of any applicable statute, law, ordinance, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties and assets, including without limitation, regulations concerning hazardous or toxic wastes, materials or substances, pollutants or contaminants and tax statutes and regulations, the violation of which would materially and adversely affect the business, assets, liabilities, condition (financial or otherwise) operations or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority ("Governmental Authorizations") necessary for the conduct of its business as now being conducted by it, the lack of which or failure to obtain would materially and adversely affect the business, properties, condition (financial or otherwise), operations or prospects of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. All such Governmental Authorizations are in full force and effect, and no violations have been communicated in writing to the Company in respect of same and no proceeding is pending or, to the Company's knowledge, threatened toward the revocation of any such franchises, licenses, permits and any similar authority. The Schedule of Exceptions contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. The listed Governmental Authorizations collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates the business and to permit the Company to own and use its assets in the manner in which it currently owns and uses the assets.

      2.10 Compliance With Other Instruments. The Company is not, and will not by virtue of entering into and performing this Agreement, the Related Agreements or the transactions contemplated hereunder and thereunder, respectively, be in violation or default in any material respect of any provision of its Charter Documents or of any term or provision of any mortgage, indenture, contract, lease agreement or instrument to which it is a party or by which it is bound or of any judgment, order, writ, decree or to its knowledge, statute, rule, regulation or restriction applicable to the Company which could have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Company. The execution, delivery and performance by the Company of this Agreement and the Related Agreements, the issuance and sale of the Securities pursuant hereto and pursuant to the Series A Preferences, and the consummation of the other transactions contemplated hereby and thereby, will not, with or without the passage of time or giving of notice, result in any such violation or be in conflict with or constitute a default under any of the above, or result in the creation of any mortgage, pledge, lien, charge, or encumbrance upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any material right under any license, permit, contract or any other agreement.

      2.11 Related-Party Transactions. No employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits generally made available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). To the best of the Company's knowledge, none of such persons has any direct or indirect ownership in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, stockholders, officers or directors of the Company and members of their immediate families may own stock in publicly-traded companies that may compete with the Company. To the best of the Company's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership or capital stock or other securities of the Company). The Company is not a guarantor, surety or indemnitor of any indebtedness of any other person, firm or corporation.

      2.12 Agreements; Action.

            (a) Except for this Agreement and the Related Agreements, or as disclosed in the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

            (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $ 10,000 individually or $100,000 in the aggregate (other than obligations of or payments to the Company arising from transactions in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

            (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) since inception, incurred any indebtedness for money borrowed (including by way of guaranty) or any other liabilities individually in excess of $10,000 or, in the case of indebtedness

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and/or liabilities individually less than $10,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Charter Documents, as the same have been amended, which materially and adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

            (f) The Company has not granted rights to manufacture, produce, assemble, license, market or sell its services or products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its services or products.

      2.13 Title to Property and Assets; Leases. The Company has good and marketable title to its property and assets, and good title to its leasehold interests and estates, in each case free and clear of all mortgages, liens, claims, encumbrances and charges, other than (i) liens for current taxes not yet delinquent, (ii). minor liens imposed by law and incurred in the ordinary course of business for obligations not past due to common carriers, warehousemen, laborers, materialmen, and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or (iv) minor defects in title, none of which, individually or in the aggregate, materially interferes with the Company's ownership or use of such property or assets. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

      2.14 Changes. Since the date of the Balance Sheet (identified in Section
2.24 below), there has not been:

            (a) Any change in the assets, liabilities, financial condition or operating results of the Company other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, condition (financial or otherwise), operations or prospects of the Company;

            (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

            (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, surety, endorsement, indemnity, warranty or otherwise, or any mortgage, pledge, transfer of a security interest in, created by the Company, with respect to any of its material properties or assets, except for liens for taxes not yet due and payable;

            (d) Any waiver by the Company of a valuable right or of a material debt owed to it;

            (e) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances for expenses and similar items made in the ordinary course of business;

            (f) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

            (g) Any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

            (h) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

            (i) Any material change in or amendment to any material contract or agreement to which the Company is a party or by which it or any of its properties or assets are bound, which materially and adversely affects the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Company, except as contemplated by this Agreement and the Related Agreements;

            (j) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

            (k) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

            (1) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

            (m) Receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

            (n) Any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business or which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

            (o) Any other event or condition of any character that, either individually or cumulatively, could materially and adversely affect the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Company; or

            (p) Any agreement or commitment by the Company to do any of the things described in this Section 2.14.

      2.15 Intellectual Property. To the best of the Company's knowledge, the Company owns or possesses sufficient title or legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any written communications alleging that the Company has violated or infringed or, by conducting its business as proposed, would violate or infringe any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any such violations. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of arty nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement and the Related Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

      2.16 Litigation. There is no action, suit, proceeding or investigation pending or to the Company's knowledge, currently threatened against the Company or its properties before any court or governmental agency, that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the business, assets, liabilities, condition (financial or otherwise) operations or prospects of the Company, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

      2.17 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

      2.18 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company, threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organizing activity involving its employees. Each employee of the Company is employed on an at-will basis. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. To the knowledge of the Company, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company that would have a material adverse effect on the Company; and to the Company's knowledge, the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation that would have a material adverse effect on the Company. To its knowledge, the Company has not received any notice alleging that any such violation has occurred.

      2.19 Employee Benefit Plans. Except for the group insurance programs listed in the Schedule of Exceptions, if any, the Company does not maintain any medical, health, life, dental, short- or long-term disability, hospitalization, accident, death benefits, or other employee benefit insurance programs, sick leave or vacation or holiday or leave policies, profit-sharing, 401(k) or other retirement plans, or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current or former employees, and, except as required by law, the Company has no liability, fixed or contingent, for health or medical benefits to any former employee.

      2.20 Rights of Registration and Voting Rights. The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, except as provided in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

      2.21 Insurance. The Company has insurance policies with coverage customary for companies similarly situated to the Company. The Company has delivered to

MiraQuest true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the two (2) years preceding the date of this Agreement.

      2.22 Corporate Documents. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Company is subject to that Section), including the maintenance of an adequate system of internal controls. The Certificate of Incorporation and Bylaws of the Company are in the form made available to counsel for MiraQuest. The copy of the minute books of the Company made available to MiraQuest contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

      2.23 No Conflict. Except as set forth in the Schedule of Exceptions, neither the execution and delivery of this Agreement nor the consummation or performance of the Company's obligations under this Agreement will, directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with, or result in a violation of any resolution adopted by the board of directors or the stockholders of the Company;

            (b) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, (i) any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty or (ii) any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other governmental body or by any arbitrator to which the Company, or any of the assets owned or used by the Company, may be subject;

            (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company; (d) cause MiraQuest or the Company to become subject to, or to become liable for the payment of, any tax;

            (e) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other governmental body; or

            (f) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material agreement to which the Company, or any of the assets owned or used by the Company, may be subject.

      2.24 Financial Statements. The Company has delivered to MiraQuest: (a) balance sheets of the Company as at December 31 in each of the years 1998 through 1999, and the related statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, and (c) an unaudited balance sheet of the Company as at March 31, 2000 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the three months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company. Except as set forth in the Schedule of Exceptions, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

      2.25 Employees. Set forth in the Schedule of Exceptions is a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 2000; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any director plan. No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business. To the Company's knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

      2.26 Full Disclosure. This Agreement, the Exhibits hereto, the Related Agreements and all other documents delivered by the Company to MiraQuest or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, taken as a whole, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the Company's knowledge, other than matters of a general economic nature, there are not facts which (individually or in the aggregate) materially affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in this Agreement, the Related Agreements, the Exhibits hereto, or in other documents delivered to MiraQuest or their attorneys or agents in connection herewith.

      2.27 Investment Company Act. The Company is not, and will not be as a result of the transaction contemplated in this Agreement, a company required to be registered under the Investment Company Act of 1940.

      2.28 Purchase Entirely for Own Account. This Agreement is made with the Company in reliance upon the Company's representation to MiraQuest, which by the Company's execution of this Agreement, the Company hereby confirms, that the Units to be acquired by the Company will be acquired for investment for the Company's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Company has no present intention of selling, granting any participation in, or otherwise distributing the same, except the Company may, subject to the restrictions set forth in
Section 2.30 below, transfer the Units to a person or entity that directly or indirectly, through one or more intermediaries, controls or is under common control with the Company. By executing this Agreement, the Company further represents that the Company does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Units. The Company has not been formed for the specific purpose of acquiring the Units.

      2.29 Disclosure of Information. The Company represents that it has had an opportunity to discuss MiraQuest's business, management, financial affairs and the terms and conditions of the offering of the Units with MiraQuest's management and has had an opportunity to review MiraQuest's books, records and facilities and to obtain additional information necessary to verify the accuracy of the information supplied or to which it has access. The Company understands that such discussions, as well as any written information delivered by MiraQuest to the Company, were intended to describe the aspects of MiraQuest's business that it believes to be material. The Company represents and acknowledges that it has been solely responsible for its own "due diligence" investigation of MiraQuest and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness, desirability, and tax consequences of the terms of the investment. The foregoing, however, does not limit or modify the representations and warranties of MiraQuest in Section 3 of this Agreement or the right of the Company to rely thereon.

      2.30 Restricted Securities. The Company understands that the Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Company's representations as expressed herein. The Company understands that the Units are "restricted securities" under applicable U.S. Federal and state securities laws and that, pursuant to these laws, the Company must hold the Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Company acknowledges that MiraQuest has no obligation to register or qualify the Units for resale. The Company further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units, and on requirements relating to MiraQuest that are outside of the Company's control, and which MiraQuest is under no obligation and may not be able to satisfy.

      2.31 Legends. The Company understands that the Units, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

            (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO MIRAQUEST THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

            (b) Any legend set forth in the Related Agreements.

            (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

      2.32 Knowledge and Experience. The Company, by and through its officers and/or directors, is knowledgeable and has substantial experience in evaluating and investing in transactions in companies similar to MiraQuest. The Company acknowledges that MiraQuest is in the development stage and has a limited operating history and that an investment in the Units involves a high degree of risk. The Company is able to fend for itself in evaluating and consummating the transactions contemplated by this Agreement, can bear the economic risk of its investment (including a possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units. The Company is entering into this Agreement without knowledge of any public solicitation or general advertising by MiraQuest related to the Units.

      2.33 Principal Office. The principal office of the Company in which its investment decision was made is located at the address of the Company set forth on the Signature Page hereto.

             SECTION 3. REPRESENTATIONS AND WARRANTIES OF MIRAQUEST

      MiraQuest hereby represents and warrants to the Company that:

      3.1 Authorization. MiraQuest has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements, to purchase the Securities and to carry out and perform MiraQuest's obligations under the terms of this Agreement and the Related Agreements, as applicable. All action on MiraQuest's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of MiraQuest, enforceable in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and (ii) general principles of equity that restrict the availability of equitable remedies.

      3.2 Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of MiraQuest required in connection with the consummation of the transactions contemplated in this Agreement and the Related Agreements have been or shall have been obtained prior to and be effective as of the Closing.

      3.3 Purchase Entirely for Own Account. This Agreement is made with MiraQuest in reliance upon MiraQuest's representation to the Company, which by MiraQuest's execution of this Agreement, MiraQuest hereby confirms, that the Securities to be acquired by MiraQuest will be acquired for investment for MiraQuest's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that MiraQuest has no present intention of selling, granting any participation in, or otherwise distributing the same, except MiraQuest may, subject to the restrictions set forth in Section
3.5 below, transfer the Securities to a person or entity that directly or indirectly, through one or more intermediaries, controls or is under common control with MiraQuest. By executing this Agreement, MiraQuest further represents that MiraQuest does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. MiraQuest has not been formed for the specific purpose of acquiring the Securities.

      3.4 Disclosure of Information. MiraQuest represents that it has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management and has had an opportunity to review the Company's books, records and facilities and to obtain additional information necessary to verify the accuracy of the information supplied or to which it has access. MiraQuest understands that such discussions, as well as any written information delivered by the Company to MiraQuest, were intended to describe the aspects of the Company's business that it believes to be material. MiraQuest represents and acknowledges that it has been solely responsible for its own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness, desirability, and tax consequences of the terms of the investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of MiraQuest to rely thereon.

      3.5 Restricted Securities. MiraQuest understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of MiraQuest's representations as expressed herein. MiraQuest understands that the Securities are "restricted securities" under applicable U.S. Federal and state securities laws and that, pursuant to these laws, MiraQuest must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. MiraQuest acknowledges that the Company has no obligation to register or qualify the Securities for resale. MiraQuest further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside of MiraQuest's control, and which the Company is under no obligation and may not be able to satisfy.

      3.6 Legends. MiraQuest understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

            (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

            (b) Any legend set forth in the Related Agreements.

            (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended;

      3.7 Accredited Investor. MiraQuest is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is familiar with the foregoing Regulation D. MiraQuest is an investor in securities of private companies and acknowledges that the Company is in the development stage and has a limited operating history and that an investment in the Securities involves a high degree of risk. MiraQuest is able to fend for itself in evaluating and consummating the transactions contemplated by this Agreement, can bear the economic risk of its investment (including a possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. MiraQuest is entering into this Agreement without knowledge of any public solicitation or general advertising by the Company related to the Securities.

      3.8 Principal Office. The principal office of MiraQuest in which its investment decision was made is located at the address of MiraQuest set forth on the Signature Page hereto.

           SECTION 4. CONDITIONS OF MIRAQUEST'S OBLIGATIONS AT CLOSING

      The obligations of MiraQuest to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

      4.1 Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

      4.2 Qualifications; Legal Investment. All authorizations, approvals, filings or permits, if any, of any governmental authority or regulatory body of the United States, the States of Idaho, Texas, and Delaware, or of any other state that are required in connection with the lawful sale and issuance of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which MiraQuest and the Company are subject.

      4.3 Related Agreements. The Company, MiraQuest and the necessary number of respective parties thereto shall have executed and delivered each of the Related Agreements.

      4.4 Filing of Series A Preferences. The documents necessary to create the Series A Preferences shall have been filed with and, if required, approved by the Secretary of State of the State of Delaware.

      4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereunder and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to MiraQuest, and MiraQuest shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

      4.6 Approval of Board of Directors and Shareholders. The Company's Board of Directors and, to the extent necessary, shareholders shall have approved (i) the execution and delivery of this Agreement and the Related Agreements, (ii) the performance of the transactions contemplated herein and therein, and (iii) an amendment to the Company's certificate of incorporation increasing the number of the Company's authorized common stock to 50,000,000 shares and deleting
Article XII. If necessary, the Company's shareholders shall have approved the Series A Preferences. The Company shall provide to MiraQuest certified copies of the resolutions of the Company's Board of Directors and shareholders authorizing this Agreement and the Related Agreements, the transactions contemplated hereby and thereby, the Series A Preferences, and the amendment of the Company's certificate of incorporation.

      4.7 Opinion of Company's Counsel. MiraQuest shall have received from the Company's legal counsel, an opinion letter, addressed to MiraQuest, dated as of the Closing Date, in substantially the form attached hereto as Exhibit G. The opinions number 3, 4, 6(i), 6(iii), 7, 8, and 9 in Exhibit G must be given by the Company's External Securities Counsel.

      4.8 Board of Directors. Upon Closing, the authorized size of the Board of Directors of the Company shall be seven (7) members, and the Board shall consist of Grant Gables, William Marciniak, Donald Holmquest, Lawrence Wedekind, Howard Butler, Keith Fletcher, and Gene Kusmierz. Gene Kusmierz and Keith Fletcher shall be appointed directors until the next annual meeting of stockholders after the date of this Agreement. At such stockholder meeting, Gene Kusmierz shall be elected to the class of directors with a term expiring at the second annual meeting of stockholders after the date of this Agreement and Keith Fletcher shall be elected to the class of directors with a term expiring at the third annual meeting of stockholders after the date of this Agreement.

      4.9 Chief Financial Officer. Upon Closing, the Company shall have hired a Chief Financial Officer acceptable to MiraQuest and the Board of Directors of the Company.

      4.10 Approval of Budget. Upon Closing, the Company shall have delivered to MiraQuest a one year budget by month for the Company sufficient for the Company to execute its business plan, and MiraQuest shall have given the Company MiraQuest's written approval of the budget.

      4.11 Employment Agreements. Upon Closing, the Company shall have entered into Employment Agreements acceptable to MiraQuest with each of the Company's Chief Executive Officer, Chief Financial Officer, and President.

      4.12 Approval by Accountant. A Certified Public Accountant, acceptable to MiraQuest, shall have reviewed the transactions contemplated by this Agreement and all related agreements and shall have determined that such transactions, when taken as a whole, will be treated as a tax-free transaction pursuant to the Internal Revenue Code of 1986, as amended.

          SECTION 5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

      The obligations of the Company to MiraQuest under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions unless otherwise waived:

      5.1 Representations and Warranties. The representations and warranties of MiraQuest contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

      5.2 Performance. All covenants, agreements and conditions contained ill this Agreement to be performed by MiraQuest on or prior to the Closing shall have been performed or complied with in all material respects.

      5.3 Qualifications; Legal Investment. All authorizations, approvals, filings or permits, if any, of any governmental authority or regulatory body of the United States, the States of Idaho, Texas and Delaware, or of any other state that are required in connection with the lawful sale and issuance of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which MiraQuest and the Company are subject.

      5.4 Related Agreements. The Company, MiraQuest and the necessary number of respective parties thereto shall have executed and delivered each of the Related Agreements.

      5.5 Consulting Agreements. Upon Closing, MiraQuest shall pay $50,000 to each of Ben Pierce and Bob Jordan as compensation for consulting efforts on behalf of the Company. If the Company has already made loans to Ben Pierce and Bob Jordan in the amounts of $25,000 each prior to the Closing, then MiraQuest shall assume such loans and pay only $25,000 to each of Ben Pierce and Bob Jordan.

         SECTION 6. ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

      6.1 Confidentiality. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Securities purchased hereunder. The provisions of this Section 6.1 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. Notwithstanding the foregoing, nothing herein shall prevent any party from disclosing (i) such information which has been publicly disclosed, (ii) such information which becomes available to the party on a non-confidential basis from a source other than a party hereto, provided that such source is not bound by a confidentiality agreement with such party,
(iii) information required to be disclosed pursuant to subpoena or other court process or otherwise required by law and (iv) such information was known to such party prior to its first receipt from the other party. The parties acknowledge that MiraQuest may from time to time desire to share information about the Company with prospective investors in MiraQuest or its affiliates, and MiraQuest may do so upon obtaining the Company's prior consent, which consent shall not be unreasonably withheld.

      6.2 Access. Between the date of this Agreement and the Closing Date, the Company will (a) afford MiraQuest and its representatives reasonable access to the Company's senior personnel, properties, contracts, books and records, and other documents and data during regular business hours, (b) furnish MiraQuest and its representatives with copies of all such contracts, books and records, and other existing documents and data as MiraQuest or its representatives may reasonably request, and (c) furnish MiraQuest and its representatives with such additional financial, operating, and other data and information as MiraQuest may reasonably request; provided, however, that any information obtained from the Company is subject to the terms and conditions set forth in Section 6.1 above.

      6.3 Notification. Between the date of this Agreement and the Closing Date, the Company will promptly notify MiraQuest in writing if the Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Company's representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change to the Schedule of Exceptions to this Agreement if such Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to MiraQuest a supplement to the Schedule of Exceptions specifying such change.

      6.4 No Negotiation. The Company agrees that until Closing, unless this Agreement shall have been earlier terminated pursuant to Section 7.1 hereof, the Company will, and the Company will cause its officers, agents and other representatives to, (i) immediately terminate all existing discussions with any person or entity (other than MiraQuest) concerning any sale of shares of capital stock of the Company or similar transaction involving the Company (a "Competing Transaction"); and (ii) shall not, nor shall it direct or authorize any of its officers, agents or other representatives to, directly or indirectly, solicit, initiate or participate in any way in discussion or negotiations with, or provide any information to, any person or entity (other than MiraQuest) concerning any Competing Transaction involving the Company which would prevent MiraQuest's acquisition of the Securities or consummation of the transactions contemplated hereby substantially in accordance with the terms set forth in this Agreement.

      6.5 Future Funding for the Company. After closing MiraQuest shall work in good faith with the Company's management and board of directors to determine the amount of funding required for the Company's optimum growth, and MiraQuest shall in good faith work to obtain or provide such funding for the Company upon terms and conditions acceptable to MiraQuest and the Company.

      6.6 Public Company Status. Without the consent of the Company's directors not elected by MiraQuest, MiraQuest will not take any action to (i) cause a reverse split of the common stock before the Company's stock is traded on the Nasdaq SmallCap Market, or (ii) cause the Company to cease to be a publicly traded company within three years after the date of this Agreement.

      6.7 MiraQuest Business Combination. MiraQuest may not transfer substantially all of its assets, merge with another business entity, or otherwise effect a business combination with another entity under common control with MiraQuest unless (i) the Units will be treated in the same fashion as the other membership units of MiraQuest, and (ii) the ownership interests in the other entity into which the membership units are converted have the same registration rights as the Units.

      6.8 Transfer of Preferred Shares. Notwithstanding any provision of this Agreement or the Related Agreements to the contrary, MiraQuest may transfer to Everfill.com, Inc. the right to participate in this transaction to the extent of taking MiraQuest's obligation to purchase up to $500,000 worth of the Series A preferred stock.

      6.9 NASDAQ Requirements. Upon the satisfaction of all Nasdaq SmallCap initial listing requirements (other than the net tangible asset requirement), and upon terms and conditions satisfactory to MiraQuest in its sole discretion, MiraQuest shall provide the Company with sufficient capital so that the Company has the minimum net tangible assets required under NASD Rule 4310 for initial inclusion in the Nasdaq SmallCap Stock Market. This provision shall expire nine
(9) months from the date of this Agreement and shall be used only to satisfy the minimum net tangible asset requirement under NASD Rule 4310 and shall not be utilized for any other corporate purposes.

      6.10 Investment Company Act. The Company shall take all necessary and appropriate measures to avoid registration under the Investment Company Act of 1940.

                             SECTION 7. TERMINATION

      7.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

            (a) by either the Company or MiraQuest if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

            (b) (i) by MiraQuest if any of the conditions in Section 4 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of MiraQuest to comply with its obligations under this Agreement) and MiraQuest has not waived such condition on or before the Closing Date; or (ii) by the Company, if any of the conditions in Section 5 has not been satisfied on the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date;

            (c) by mutual consent of the Company and MiraQuest; or

            (d) by the Company if the Closing has not occurred (other than through the failure of the Company to comply fully with its obligations under this Agreement) on or before August 15, 2000, or such later date as the parties may agree upon.

      7.2 Effect or Termination. Each party's right of termination under Section
7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 6.1 and Section 7.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 8 will survive; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                          SECTION 8. GENERAL PROVISIONS

      8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Idaho. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for Idaho and of any Idaho court sitting in Ada County, State of Idaho for the purposes of all legal proceedings arising out of or relating to this Agreement, the Related Agreements or the transactions contemplated hereby and thereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      8.2 Survival. The representations, warranties, covenants and agreements made herein or pursuant hereto shall survive any investigation made by MiraQuest and the Closing of the transactions contemplated hereby. All statements of fact as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by the Company hereunder as of the date of such certificate or instrument.

      8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of any Securities from time to time.

      8.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Related Agreements, the Series A Preferences, and the other documents delivered pursuant hereto or in connection herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and no party shall be liable or bound to any other in any matter by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      8.5 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and unenforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      8.6 Amendment and Waiver.

            (a) This Agreement may be amended or modified only upon the written consent of the Company and MiraQuest.

            (b) The obligations of the Company and the rights of the holders of the Series A preferred stock and the common stock under this Agreement may be waived only with the written consent of the holders of at least a majority of each of the common stock and the Series A preferred stock.

      8.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any part, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements, or the Series A Preferences shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Company's and MiraQuest's part of any breach, default or noncompliance under this Agreement, the Related Agreements, the Series A Preferences, or any waiver on such party's part of any provision or conditions of this Agreement, the Related Agreements, the Series A Preferences must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, Charter Documents, the Series A Preferences, or otherwise afforded to any party, shall be cumulative and not alternative.

      8.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

            (a) upon personal delivery to the party to be notified;

            (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

            (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

            (d) one (1) day after deposit with a nationally-recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and MiraQuest at the addresses set forth or at such other address as the Company or MiraQuest may designate by ten
(10) days' advance written notice to the other party hereto.

      8.9 Expenses. All legal fees and other expenses incurred on behalf of either party in connection with this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby shall be borne by the respective parties incurring such expenses.

      8.10 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      8.11 Counterparts and Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same instrument. Any counterpart may be delivered by facsimile; provided, however, that attachment of such counterpart to this Agreement shall constitute the representation and warranty of the person delivering such signature that such person has full power and authority to attach such signature and to deliver this Agreement. Any facsimile signature shall be replaced with an original signature as promptly as practicable.

      8.12 Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      8.13 Pronouns. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

      8.14 Broker's Fees. Each party represents that it neither is nor will be obligated for any broker's or finder's fee or commission in connection with this transaction. MiraQuest agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a broker's or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which MiraQuest or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and to hold harmless MiraQuest from any liability for any commission or compensation in the nature of a broker's or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

      8.15 Corporate Securities Law. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATES OF IDAHO, TEXAS, OR DELAWARE, NOR APPROVED OR DISAPPROVED BY THE DIRECTOR OF THE DEPARTMENT OF FINANCE OF THE STATE OF IDAHO, NOR HAS THE DIRECTOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      8.16 Publicity. No announcement in a press release, advertisement, professional or trade publication, mass marketing materials or otherwise to the general public relating to the investment transaction contemplated by this Agreement shall be made by either the Company or MiraQuest without the other parties' prior consent, except as required by law.

                            [Signature Page Follows]

      The parties have executed this Stock Purchase Agreement as of the date first written above.

                                            COMPANY:


                                            MEDIQUIK SERVICES, INC.

                                            By /s/ William J. Marciniak
                                              ----------------------------------
                                              Name WILLIAM J. MARCINIAK
                                                   -----------------------------
                                              Title CEO
                                                   -----------------------------

                                            Address for Notice:

                                            ------------------------------------

                                            ------------------------------------

                                            MIRAQUEST:


                                            MIRAQUEST VENTURES LLC

                                            By /s/ Keith Fletcher
                                              ----------------------------------
                                              Name Keith Fletcher
                                                   -----------------------------
                                              Title CEO
                                                   -----------------------------

                                            Address for Notice:
                                            960 Broadway, Suite 250
                                            Boise, Idaho 83706
                                            Tel. No.: 208/424-9700
                                            Facsimile No.: 208/424-9638

                                   Exhibit A
                              Series A Preferences

                     Filed as Exhibit 3(i)-b to this Form 8K

                                    EXHIBIT B

                             Schedule of Exceptions

                                    EXHIBIT B

                             Schedule of Exceptions

1. Section 2.1 -- The Company operates in several foreign jurisdictions. The Company has chosen to outsource all pharmacy fulfillment operations. Therefore, the Company is not attempting to comply with pharmacy legislation in those various jurisdictions. The Company believes that compliance with state pharmacy law is the responsibility of the dispensing pharmacy, including various taxes and fees that may be imposed in those jurisdictions.

2. Section 2.3 - ChronicRx.com is an Internet subsidiary of the Company. The Company has recently presented a tender offer for the minority shares, and received unanimous consent of the ChronicRx.com shareholders. The Company will consummate the transaction in July, 2000 and will include the shares in the equity roll-forward schedule. With consummation of the transaction, the Company will own 100% of ChronicRx.com. The Company issued options to the founding ChronicRx.com shareholders and Officers for their ownership stake in ChronicRx.com.

3. Section 2.5 (a)-- The Company will provide a transfer agent register dated 6/22/00 in order to comply with Exhibit F. The transfer agent register will include shares held by institutions, and will not identify the actual holder of the securities. (b) The Company will provide a schedule of all holders of options and warrants as of 6/30/00 for Exhibit F.

4. Section 2.9-- The Company has the following government authorization's to transact business: Medicare & Medicaid in the State of Texas. The Company also has a Texas Sales and Use Tax permit.

5. Section 2.10 -- Supplier distribution contracts which contain volume purchase requirements could result in charge-back if purchase levels are not achieved. The Company did not meet its purchase level requirements for the Bayer contract during 1998/1999 and has not received any formal notice of intent to charge-back.

6.    Section 2.11, Related Party Arrangements:

      a. RxElite.com -- William Marciniak has a 92% interest in this Internet pharmacy marketing company. The Company has a pending business relationship with RxElite.com. Formal documentation has not been executed.

      b. Chronic Disease Management- William Marciniak had ownership in this disease management marketing company. He has since given up his ownership due to conflicts with the Company in his role as interim Chief Executive Officer. The Company has a pending business relationship with Chronic Disease Management (CDM). Formal documentation has not been executed. CDM has received commission advances of $7,500 made out to its principal, Billy Reid, against future commissions. The Company has ceased with Advances as of June, 2000. The advances will be repaid through a final marketing commission arrangement to be executed in July, 2000. The Consultec contract is a CDM client.

      c. Chronic Disease Solutions - Larry Wedekind, board member, has interests in Chronic Disease Solutions, Greater Gulf Medical Alliance, and Integranet. These parties have marketing agreements with the Company

      d. E-Medical Research - Dr. Robert Teague, Dr. Donald HolmQuest and Dr. Cliff Dacso have an interest in a new Internet clinical development company. E-Medical may enter into a licensing arrangement with the Company.

      e. Baylor College of Medicine -- Dr. Robert Teague, Dr. Donald HolmQuest and Dr. Cliff Dacso are on staff at Baylor College of Medicine in senior staff positions.

      f. Diabetes Associates of Texas / MediQuik Services, LLC --Benjamin and Anne Pierce are owner's in Diabetes Associates of Texas and MediQuik Services, LLC, each of which have conducted business with the Company.

      g. National Diabetic Pharmacy -Benjamin Scardello and Albert McMullin have a disclosed commission arrangement with the Company if an acquisition transaction is consummated with National Diabetic Pharmacy;

      h. Grant M. Gables -- Grant Gables has pledged 50,000 shares of his personal holdings of MediQuik common stock with First Bank Texas, N.A. in order to secure a $50,000 revolving line of credit with the institution on behalf of the Company. Therefore, the Company has obligation to return those shares to Mr. Gables within 30 days of receipt of his written request.

7. Section 2.12[a], the Company has agreed to bonus Mr. Howard Butler Jr. (officer, director and general counsel) for business secured by Mr. Butler commensurate with other Company arrangements with outside parties. Mr. Butler would receive bonuses on a quarterly basis based on the gross profit as a revenue percentage calculation. The Company reduced the salary of Mr. Benjamin Scardello, V.P of Managed Care Sales, during 1999 do to cash requirements. Mr. Scardello and the Company agreed that the decrease in salary may be made up through a future bonus arrangement, based on performance, once the Company was able to afford such arrangement, subject to Board of Director's approval. If approved, the Company believes the total amount of future bonus compensation to Mr. Scardello would be approximately $12,000. The Company has agreed to pay $2,500 per month to help compensate a nurse who is working on behalf of the Company to secure diabetes patients with Access Health Administrators, a client of the Company. Access Healthsource, Inc. is the entity that is paid for the nurse. The agreement is for 12 months but can be terminated with 30 days notice.

8. Section 2.12 [c], the Company has advanced $7,500 to Mr. Billy Reid against anticipated commissions for Chronic Disease Management.

9. Section 2.12 [c], the Company has liabilities and accrued wages payables as listed on the Company's March 31, 2000 balance sheet. The Company has provided MiraQuest with the opportunity to review updated schedules for Vendors and accrued wages and fee's payable as of 6/30/00.

10. Section 2.12 [f], the Company has independent contractor agreements which protect accounts for the benefit of those parties for a certain period of time and entitles those entities to commissions. Everfill.com is the current pharmacy partner. MediMail is the past pharmacy distribution facility.

11. Section 2.13, Commercial Furniture Services, Inc. has a security interest in the Company's furniture until such time the balance is paid in full to CFSI which is scheduled for July, 2000.

12. Section 2.14 (b), William Marciniak may become an Agent of the Company to pursue interests with Everfill.com or RxElite.com.

13. Section 2.14 (d), the Company will offset debts owed to it by Diabetes Associates of Texas and MediQuik Services, LLC against fee accruals owed to Fisher Management Group, LLC.

14. Section 2.14 (h), the Company has opened a new $50,000 revolving line of credit with First Bank Texas, N.A.. The line of credit is secured by a security interest in the Company's receivables and inventory. As additional collateral, Grant Gables pledged 50,000 shares of MediQuik common stock to help secure the line of credit.

15. Section 2.14 (m), the Company periodically receives notices from it's customers of potential loss of booked revenue. At that point, the Company pursues various means of collection to ascertain the true impact of such potential loss. The Company has reserved all accounts receivable over 90 days to allow for potential losses from it's customers.

16. Section 2.14 (n), the Company has paid down a revolving line of credit debt of $25,000 to First Bank Texas, N.A. and loans from shareholders in the amount of $50,000 plus interest.

17. Section 2.18, the Company has a written employment agreement with Mr. Lawrence Wedekind dated September 7, 1999. Mr. Wedekind has resigned as Chief Executive Officer, but will continue to receive compensation as a consultant as outlined in his agreement through the 1 year term of the agreement.

18. Section 2.19, the Company is in the process of implementing an official employee policy handbook, which it expects to finalize in July, 2000.

                             MEDIQUIK SERVICES, INC.
                               EMPLOYEES/DIRECTORS

------------------------------------------------------------------------------------------------------------------------------------
NAME                    TITLE                                          Hire     Compensation  Change in Comp.  Approx.  Medical Ins.
                                                                       Date                   Since 01/01/00   Accrued   Coverage
                                                                                                               Vacation
------------------------------------------------------------------------------------------------------------------------------------
Bennett     Laverne     Billing Office Services                       4-16-00    $ 10.50/hr.       No              0         Yes
------------------------------------------------------------------------------------------------------------------------------------
Butler      Howard      Officer/Board Member *                        7/07/98       4000/mo.       No              0         No
------------------------------------------------------------------------------------------------------------------------------------
Carriere    Anna        Business Office Services, Director            1/01/00       2500/mo.       No            40 hrs.     Yes
------------------------------------------------------------------------------------------------------------------------------------
Christopher Craig       Product Fulfillment, Sr. V.P./ Board Member   7/07/98       8000/mo.       No            40 hrs      Yes
------------------------------------------------------------------------------------------------------------------------------------
Christopher Linda       Customer Service, Director                    1/15/00       3500/mo.       No            40 hrs   Yes (thru
                                                                                                                           Craig
                                                                                                                        Christopher)
------------------------------------------------------------------------------------------------------------------------------------
Dearing     Deanna      Customer Service Assistant                    5/31/99       8.50/hr.       No            40 hrs      No
------------------------------------------------------------------------------------------------------------------------------------
Gables      Grant       Executive VP/C.O.O./Board Member              7/07/98       8000/mo.       No            40 hrs      Yes
------------------------------------------------------------------------------------------------------------------------------------
Hernandez   Ana         Customer Service Representative               5-16-00      12.50/hr.       Yes             0       Pending
------------------------------------------------------------------------------------------------------------------------------------
Hernandez   Charolette  Billing Office Services                       7-01-00      10.00/hr.       No              0       Pending
------------------------------------------------------------------------------------------------------------------------------------
Holmberg    Angie       Product Fulfillment Specialist                7/19/99      13.00/hr.       No             40         Yes
------------------------------------------------------------------------------------------------------------------------------------
Holmquest   Dr. Don     Healthcare Counsel/Board Member *            10-05-99       5000/mo.  Contract Labor -     0         No
                                                                                              increased from
                                                                                                $ 3500/mo.
------------------------------------------------------------------------------------------------------------------------------------
Jordan      Bob         Consultant-- term w/closing                   7/15/98           -0-        Yes             0         Yes
------------------------------------------------------------------------------------------------------------------------------------
Kirkland    Kristan     Executive Assistant                           3/06/00       3916/mo.       No              0         Yes
------------------------------------------------------------------------------------------------------------------------------------
Marciniak   William     Interim C.E.O./Board Member                   7/01/98       8000/mo.       No              0         Yes
------------------------------------------------------------------------------------------------------------------------------------
Martinez    Melissa     Customer Service Representative               5-23-00       9.50/hr.       No              0       Pending
------------------------------------------------------------------------------------------------------------------------------------
Maxwell     Teresa      Executive Assistant, Business Development    7/05/2000   $   3167/mo       No              0       Pending
------------------------------------------------------------------------------------------------------------------------------------
McDonald    Terry       Clinical Operations, Director                 1/03/00       5000/mo.       No             40         Yes
------------------------------------------------------------------------------------------------------------------------------------
Pierce      Ben         Consultant - term w/closing                   7/15/98            -0-       Yes             0         Yes
------------------------------------------------------------------------------------------------------------------------------------
Qureshi     Faisal      Content Development, VP                       3/02/00       7000/mo.       No            22 hrs      Yes
------------------------------------------------------------------------------------------------------------------------------------
Scardello   Ben         Business Development; Sr. VP                  6/30/99       8000/mo.       No            40 hrs      No
------------------------------------------------------------------------------------------------------------------------------------
Teague      Dr. Bob     Chief Medical Officer, Sr. VP *               7/15/99       5000/mo.  Contract Labor -     0         No
                                                                                              increased from
                                                                                                $ 3500/mo
------------------------------------------------------------------------------------------------------------------------------------
Toney       Dale        Internet Communication, VP                    4/01/00       6626/mo.       No              0         Yes
------------------------------------------------------------------------------------------------------------------------------------
Wedekind    Larry       Previous CEO/Board Member *                  10/22/99    $  4000/mo.   Changed to          0         No
                                                                                               Consultant
                                                                                             effective 3-31-00.
------------------------------------------------------------------------------------------------------------------------------------

*     Acting in consultant capacity.

                                   Exhibit C
                                Voting Agreement

                       Filed as Exhibit 9 to this Form 8K

                                    EXHIBIT D

                            Noncompetition Agreements

                                  See attached.

            EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

            This Employment, Confidentiality and Noncompetition Agreement (this "Agreement") is made and entered into as of this 1st day of August, 2000 by and between MEDIQUIK SERVICES, INC., a Delaware corporation ("Employer"), and GRANT
M. GABLES. ("Employee").

            In consideration of the mutual promises and covenants contained in this Agreement, the receipt and legal sufficiency of which consideration are hereby acknowledged, the parties hereby agree as follows:

            1. Duties. Employer shall employ Employee and Employee shall work for Employer in the employment position described in Exhibit A attached, which is by this reference incorporated into and made a part of this Agreement. In this position, Employee shall perform all assigned duties, comply with all employment policies, and willingly obey all responsible rules, regulations and special instructions that now exist or that may in the future be established by Employer from time to time. Employee shall render such services and perform such duties at such places or in such areas or territories as Employer shall direct, provided however, that if Employer relocates Employee from Houston, Texas without the concurrence of Employee, such action by Employer shall, at the option of Employee, constitute a termination of Employee by Employer without cause.

            2. Employee Performance. Employee accepts employment with Employer on the terms and conditions provided in this Agreement. Employee recognizes that Employee owes to Employer duties of loyalty, fidelity and obedience in all matters pertaining to such employment. Employee shall serve Employer diligently and faithfully, shall timely perform all duties to the best of Employee's ability and in compliance with Employer's reasonable standards of performance, and shall devote Employee's full time and best efforts to the conduct of Employer's business. Employee warrants that all information provided by Employee is true and correct.

            3. Compensation. In consideration for the services of Employee rendered to Employer pursuant to the terms of this Agreement, and subject to the full performance of Employee's obligations hereunder, Employer shall pay Employee according to the provisions of the Employer's compensation plan as described in Exhibit A. Employee shall receive no compensation or benefits, including but not limited to paid holidays, paid vacation and paid health insurance, that are not set forth in Exhibit A.

            4. Employment.

                  A. Term of Employment. Employee's term of employment under this Agreement shall commence on August 1st, 2000 and shall continue until the same date two years later unless prior to that date (a) Employer, for "Cause" (as defined below), terminates Employer's employment of Employee, or (b) Employer and Employee mutually agree to the termination or extension of Employee's employment, in writing signed by both of them in accordance with
Section 9(G) of this Agreement, (c) there occurs one of the four following events the occurrence of which shall he considered a termination without cause:
1) a merger in which the Employer is not the surviving entity, 2) a sale of substantially all of the assets of Company, 3) a transaction or series of transactions pursuant to which the Employer adopts a plan


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 1 of dissolution or liquidation, or 4) any other organization, consolidation or transaction in which current owners no longer maintain either voting control or the ability to elect a majority of the directors of the Employer (post MiraQuest transaction), (d) Employee provides Employer one hundred and eighty (180) days notice of his intention to terminate his employment with Employer, or (e) Employee becomes disabled thus impairing his ability to perform his duties, which condition shall be treated as a termination without cause and the pay and benefits associated with termination without cause shall apply. In the event of Employee's giving notice of intent to resign, the Employer has the choice of releasing Employee of his duties and obligations and continuing his compensation and benefits for the one hundred and eighty (180) day period or requiring Employee to continue his duties and meeting his obligations as an Employee until the expiration of the one hundred and eighty (180) day period.

                  B. Termination of Employment. During the term of this Agreement, the Employer may terminate the employment of the Employee for "Cause" by giving the Employee written notice of such termination setting forth the "Cause" relied upon. For the purposes of this Agreement, "Cause" shall include but not be limited to (i) the Employee's disregard of lawful instructions of the Employer that are consistent with the Employee's position and duties set forth herein; (ii) the Employee's failure to perform Employee's duties in compliance with Employer's reasonable standards of performance and not as a result of notice of intention to resign, disability or retirement; (iii) the Employee's willful actions which do or are likely to result unjustifiably in material damage or embarrassment to the Employer, the Employer's reputation, or the Employer's other legitimate business interests ; (iv) the Employee's abuse or illegal use of alcohol or other drugs or controlled substances: (v) the Employee's material breach of any of the terms or conditions of this Agreement;
(vi) the conviction of the Employee of a felony or entry of a guilty plea or plea of nolo contendere by Employee to a felony (or any other crime that has or might have a material adverse effect upon Employee's ability to carry out Employee's job duties or other obligations under this Agreement); or (vii) the Employee's theft, embezzlement or misappropriation of funds from the Employer. In the event Employer wishes to terminate Employee's employment pursuant to Subsection (i), (ii), (iii), (iv), or (v) above, Employer shall give to Employee thirty (30) days' notice of Employer's intention to terminate Employee's employment and the reason(s) for such termination. If Employee wishes to remain employed by Employer, Employee shall during such thirty (30) day period remedy to the reasonable satisfaction of Employer's Board of Directors the misconduct, disregard, abuse, or other breach specified in such notice. If Employee does not so remedy such breach to the reasonable satisfaction of Employer's Board of Directors. then the termination shall take effect at the end of the thirty (30) day period. A termination pursuant to Subsection (vi) or (vii) shall take effect immediately upon the giving of notice. Achievement of desired results or performance established as a goal by the Employer shall not be a basis of termination for Cause. Any benefits or compensation to be earned based on performance criteria will terminate with employee's termination whether with or without cause.

                  C. Termination without Cause. Employer may terminate the Employee's employment without Cause at any time within the Employee's first 120 days of employment upon payment to Employee of severance compensation equivalent to compensation for 210 days of employment reduced by the compensation paid to Employee through the date of termination. After Employee has been employed and paid for the excess of 120 days, Employer may terminate the employment of the Employee without Cause upon payment to Employee of


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 2 severance compensation equivalent to compensation for six (6) months, including all benefits. Equity compensation is not included as component of the termination without cause severance compensation calculation.

                  D. Equal Opportunity Employee. Employer is an Equal Employment Opportunity organization and shall not discriminate against Employee on the basis of age, color, creed, disability, marital status, national origin, political ideology, race, religion, sex, sexual orientation, or status as a disabled veteran or veteran of the Vietnam war era, with respect to promotion, transfer, compensation, benefits or any other employment decision.

                  E. Work Environment. In addition, Employer is committed to maintaining a positive, constructive working environment and will not tolerate harassmnent or abuse of Employee in the workplace. If Employee feels Employee has been subjected to discrimination, harassment or abuse of Employee in connection with Employee's employment, Employer encourages Employee to bring any and all such matters to the attention of Employer's chief human resources officer and/or Board of Directors, who will conduct an investigation of all such matters brought to their attention and take such personnel action as is appropriate under the circumstances. Employee will not be subjected to retaliation for submitting complaints to Employer's chief human resources officer and/or Board of Directors.

            5. Confidential Information.

                  A. Definition of Confidential Information. Employer is in the business of providing chronic disease management services and other related services, and Employer has built up an established and extensive trade and reputation in the industry. Employer has developed and continues to develop commercially valuable technical and non-technical information ("Confidential Information") that is proprietary and confidential and/or constitutes Employer's "trade secrets" as defined by the Texas Trade Secrets Act.. Such Confidential Information, which is vital to the success of Employer's business, includes, but is not necessarily limited to: programs, computer programs, system documentation, data compilations, manuals, methods, techniques, processes, patented and/or unpatented technology, research, know-how, development, designs, devices, inventions, the identities of customers, prospective customers, suppliers and prospective suppliers, contracts with suppliers and customers, sales proposals, methods of sales, marketing research and data, pricing policies, cost information, financial information, business plains, specialized requests of Employer's customers, and other materials and documents developed by Employer. Confidential Information also includes special hardware, product hardware, related software and related documentation, either owned by Employer or in Employer's possession under an agreement of nondisclosure. Through Employee's employment, Employee may become acquainted with or contribute to the Employer's Confidential Information through inventions, discoveries, improvements, software development, and/or in other ways.

                  B. Employee Access to Confidential Information. Employee shall: (a) access only such Confidential Information as is reasonably necessary to perform Employee's job functions; and (b) allow access to Confidential Information under Employee's control to only those of Employee's co-employees whose job functions for Company reasonably necessitate access to such Confidential Information.


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 3

                  C. Nondisclosure of Confidential Information. Employee shall not, at any time, either during or subsequent to employment, directly or indirectly, appropriate, disclose or divulge any Confidential Information to any person not then employed by Employer, unless authorized or directed to do so by Employer or required to do so by a court or other governmental entity acting with the force of law. If Employer authorizes or directs Employee to disclose Confidential Information to any third party, Employee must ensure that a signed confidentiality agreement for the benefit of Employer is or has been obtained from the third party to whom Confidential Information is being disclosed and that all Confidential Information so disclosed is clearly marked "Confidential."

                  D. Return of Confidential and Other Information. All Confidential Information provided to Employee, and all documents and things prepared by Employee in the course of Employee's employment, including but not necessarily limited to correspondence, drawings, blueprints, manuals, letters, notes, lists, reports, flow-charts, computer programs, proposals, notebooks, DayTimers, planners, calendars, schedules, discs, data tapes, financial plans and information, business plans, and other documents and records, whether in hard copy, magnetic media or otherwise, and any and all copies thereof, are the exclusive property of Employer and shall be returned immediately to Employer upon termination of employment or upon Employer's request at any time.

                  E. Ownership of Company Information. Employee hereby grants to Employer, and Employer hereby accepts, the entire right, title, and interest of Employee in and to any of the Confidential Information created or developed by Employee or that may be created or developed by Employee during the term of the Employee's employment by Employer (whether created or developed within or outside the course and scope of Employee's employment by Employer), including, but not limited to, all patents, copyrights, trade secrets, and other proprietary rights in or based on the Confidential Information. If the Confidential Information or any portion thereof is copyrightable, it shall be deemed to be a "work made for hire," as such term is defined in the copyright laws of the United States. Employee shall cooperate with Employer or its designees and execute assignments, oaths, declarations, and other documents prepared by Employer, to effect the terms of this Section 5(E) or to perfect or enforce any proprietary rights resulting from or related to this Agreement. Such cooperation and execution shall be at no additional compensation to Employee; provided, however, Employer shall reimburse Employee for reasonable out-of-pocket expenses incurred at the specific request of Employer.

            6. Noncompetition Obligations. During the term of Employee's employment with Employer, and for a 12 month period of time following termination of such employment for any reason, Employee will not, directly or indirectly, at any place in the United States, either for him/herself or on behalf of any other person, partnership, corporation or other entity:

                  (a) solicit, divert, take away, or attempt to solicit, divert or take away, any of Employer's customers or the business or patronage of any such customer;

                  (b)   solicit, recruit or hire any other employee of Employer;
                        or


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 4

                  (c) otherwise engage or become interested (as owner, stockholder, partner, director, officer, member, creditor, consultant, or employee) in any business in competition with any portion of the business conducted by Employer at any time during Employee's employment with Employer unless such activity is set forth in Exhibit B as an activity in which Employee is engaged on the Effective Date of this Agreement is initiated.

Employee acknowledges that Employer is doing business throughout the United States, that Employee is reasonably expected to have contact with Employer's customers throughout the United States during the term of Employee's employment with Employer, and that the national geographic scope of these covenants is reasonably necessary to protect Employer's legitimate business interests.

            7. Enforcement.

                  A. Reasonableness of Restrictions. Employee's compliance with this Agreement is reasonable and necessary to protect Employer's legitimate business interests, including but not limited to Employer's goodwill.

                  B. Irreparable Harm. A breach of Employee's obligations under this Agreement will result in great, irreparable and continuing harm and damage to Employer for which there is no adequate remedy at law.

                  C. Injunctive Relief. In the event Employee breaches this Agreement, Employer shall be entitled to seek, from any court of competent jurisdiction, preliminary and permanent injunctive relief to enforce the terms of this Agreement, in addition to any and all monetary damages allowed by law, against Employee.

                  D. Extension of Covenants. In the event Employee violates any one or more of the covenants contained in Section 6 of this Agreement, Employee agrees that the remaining of the term of each covenant so violated shall be tolled during the period(s) of any such violation and the pendency of any litigation arising out of any such violation.

                  E. Judicial Modification. The parties have attempted to limit the Employee's right to compete only to the extent necessary to protect Employer from unfair business practices and/or unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

                  F. Attorney Fees. In the event it becomes necessary for either party to this Agreement to institute a suit at law or in equity for the purposes of enforcing any of the provisions of this Agreement, the prevailing party shall be entitled to recover said party's reasonable attorney's fees, plus court costs and expenses, from the nonprevailing party.


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 5

                  Withholding from Final Paycheck. Employee expressly authorizes Employer to withhold and deduct from Employee's final wages any amounts owed by Employee to Employer at the time of the termination of employment, including but not limited to, any draw deficiencies, reimbursement for unearned commissions, and the value of unreturned or damaged Employer property. Employee further expressly agrees to repay to Employer any additional sums owed by Employee to Employer (above that which may be withheld) immediately upon termination of Employee's employment. If the Company owes the Employee amounts exceeding those that the Employee may owe the Company as outlined above, the Company agrees to pay this amount at the time of the final paycheck. This amount would include all monetary and stock compensation that may have been accrued but not paid by the Company to Employee.

                        8. Indemnity. Employee warrants and represents that Employee has not violated, is not violating, and will not violate any of the terms or conditions of any prior employment agreement, noncompetition or other restrictive covenant, or other agreement entered into by Employee while in the employment of any other employer; that Employee has not given and will not give to Employer at any time any customer list, trade secret, or any other item of confidential information, obtained or received while in the employment of any other employer; that Employee's employment with Employer is not restricted or limited in any way by any such employment agreement or restrictive covenant or by operation of any state, federal or local regulation, statute or other law of any kind, name or nature, including but not limited to trade secret laws and immigration laws; and that Employee is in all respects duly qualified and eligible to work for Employer. In the event any legal or administrative action is commenced against the Employee, Employer or both, arising out of Employee's former employment by another employer or Employee's illegal action or violation of one or more of the warranties or representations set forth in this section, Employee agrees to indemnify Employer for all damages, costs and expenses, including reasonable attorney fees, which Employer may incur and/or be required to pay in connection with such legal or administrative action. In the event any legal or administrative action is commenced against the Company, the Employee or both, arising out of any matter involving the Company, Company agrees to indemnify Employee for all damages, costs and expenses, including reasonable attorney fees, which Employee may incur and/or be required to pay in connection with such legal or administrative action, so long as such action does not arise pursuant to the conduct of the Employee.

            9. Miscellaneous.

                  A. Survival. This Agreement shall be effective as of the date first written above and that the terms of this Agreement shall remain in full force and effect not only during the continuation of Employee's employment, but also after the termination of employment for any reason by Employer or Employee.

                  B. Waiver. Failure of the Employer to exercise or otherwise act with respect to any of its rights under this Agreement shall not be construed as a waiver of any breach, nor prevent the Employer or Employee from thereafter enforcing strict compliance within any and all terms of this Agreement.


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 6

                  C. Severability. If any part of this Agreement shall be adjudicated to be invalid or unenforceable, as to duration, territory or otherwise, then such part shall be deemed deleted from this Agreement or amended, as the case may be, in order to render the remainder of this Agreement valid an enforceable.

                  D. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of Employer, Employer's successors and assigns, Employee and Employee's heirs, executors, administrators and legal representatives.

                  E. Governing Law. This Agreement is made and entered into in the State of Texas, where Employer has its principal place of business, and concerns employment situated in said state. This Agreement shall be interpreted and construed in accordance with the laws of the State of Texas.

                  F. Titles and Captions. All section and paragraph titles and captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the construction or interpretation of this Agreement.

                  G. Entire Agreement. This Agreement contains all the understandings and agreements between the parties concerning matters set forth in this Agreement. The terms of this Agreement supersede any and all prior statements, representations and agreements by or between Employer and Employee, or either of them, concerning the matters set forth in this Agreement. Employee acknowledges that no person who is an agent or employee of Employer may orally or by conduct modify, delete, vary, or contradict the terms or conditions of this Agreement or this paragraph. This Agreement may be modified only by a written agreement signed by both parties.

            Employee acknowledges that Employee has read and understands the entire contents of this Agreement and that Employee has received a copy of this Agreement.

                                     EMPLOYER:

                                     MEDIQUIK SERVICES, INC.


                                     By /s/ Robert B. Teague
                                       -------------------------------
                                     Its CEO
                                        ------------------------------

                                     EMPLOYEE:


                                     /s/ Grant M. Gables
                                     ---------------------------------
                                     Grant M. Gables


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 7

                    EXHIBIT A TO EMPLOYMENT, CONFIDENTIALITY
                          AND NONCOMPETITION AGREEMENT
                              DATED August 1, 2000

Employee's Job Titles: President and Chief Operating Officer

Compensation Plan:

      A.    Base Salary: $9,167 / month, paid biweekly to Employee.

      B.    Performance Based Cash Bonuses:

            1. 20% of Annualized Base Salary upon MediQuik achieving two consecutive quarters of positive operating cash flow (EBIDTA).

            2. 20% of Annualized Base Salary upon MediQuik achieving 1 reportable quarter of financial profit.

      C.    Stock Option Program (priced at market for a term of 10 years):

            1.    Time Bonus:

                  a. 25,000 options vested at the end of the first year of employment.

                  b. 6,250 options vested each quarter of the second year of employment.

            2.    Performance Bonus:

                  a. 25,000 options vested upon MediQuik achieving two consecutive quarters of positive operating cash flow (EBIDTA).

                  b. 25,000 options vested upon MediQuik achieving 1 reportable quarter of financial profit.

Executive Benefits:

            1. Health, Life and Disability Insurance, including Dental and Vision Benefits.

            2. Vacation -- 2 weeks annually accrued at 1 week for every 6 months. 3 weeks annually after first year of employment.


                                     EMPLOYER:

                                     MEDIQUIK SERVICES, INC.


                                     By /s/ Robert B. Teague
                                       -------------------------------
                                     Its CEO
                                        ------------------------------

                                     EMPLOYEE:


                                     /s/ Grant M. Gables
                                     ---------------------------------
                                     Grant M. Gables


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 8

            ENGAGEMENT, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

            This Confidentiality and NonCompetition Agreement (this "Agreement") is made and entered into as of this 23rd day of August, 2000 by and between MEDIQUIK SERVICES, INC., a Delaware corporation ("Employer"), and ROBERT B. TEAGUE, M.D. P.A. ("Chief Executive Officer"), a professional association of which Robert Teague, M.D. is its sole employee. Robert Teague, M.D. will be solely responsible for the representations and duties of the professional association pursuant to this agreement.

            In consideration of the mutual promises and covenants contained in this Agreement, the receipt and legal sufficiency of which consideration are hereby acknowledged, the parties hereby agree as follows:

            1. Duties. Company shall contract with Chief Executive Officer and Chief Executive Officer shall work for Company in the position described in Exhibit A attached, which is by this reference incorporated into and made a part of this Agreement. In this position, Chief Executive Officer shall perform all assigned duties, comply with all employment policies, and willingly obey all responsible rules, regulations and special instructions that now exist or that may in the future be established by Company from time to time for Company's Operations. Chief Executive Officer shall render such services and perform such duties at such places or in such areas or territories as Company shall direct, provided however, that if Company relocates Chief Executive Officer from Houston, Texas without the concurrence of Chief Executive Officer, such action by Company shall, at the option of Chief Executive Officer, constitute a termination of Chief Executive Officer by Company without cause. Robert B. Teague shall serve as a member of the Board of Directors of the Company during the term of his engagement as Chief Executive Officer.

            2. Chief Executive Officer Performance. Chief Executive Officer accepts this contract with Company on the terms and conditions provided in this Agreement. Chief Executive Officer recognizes that Chief Executive Officer owes to Company duties of loyalty, fidelity and obedience in all matters pertaining to such engagement. Chief Executive Officer shall serve Company diligently and faithfully, shall timely perform all duties to the best of Chief Executive Officer's ability and in compliance with Company's reasonable standards of performance, and shall devote Chief Executive Officer's best efforts to the conduct of Company's business. Chief Executive Officer warrants that all information provided by Chief Executive Officer is true and correct.

            3. Compensation. In consideration for the services of Chief Executive Officer rendered to Company pursuant to the terms of this Agreement, and subject to the full performance of Chief Executive Officer's obligations hereunder, Company shall pay Chief Executive Officer according to the provisions of the Company's compensation plan as described in Exhibit A. Chief Executive Officer shall receive no compensation or benefits, including but not limited to paid holidays, paid vacation and paid health insurance, that are not set forth in Exhibit A. Chief Executive Officer is considered an "Independent Contractor" pursuant to the terms of this agreement.


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 1

            4. Engagement.

                  A. Term of Engagement. Chief Executive Officer's term of engagement under this Agreement shall commence on August 23, 2000 and shall continue until (a) terminated by Company, for "Cause" (as defined below, or (b) Company and Chief Executive Officer mutually agree to the termination or extension of Chief Executive Officer's engagement, in writing signed by both of them in accordance with Section 9(G) of this Agreement, (c) there occurs one of the four following events the occurrence of which shall be considered a termination without cause: 1) a merger in which the Company is not the surviving entity, 2) a sale of substantially all of the assets of Company, 3) a transaction or series of transactions pursuant to which the Company adopts a plan of dissolution or liquidation, or 4) any other organization, consolidation or transaction in which current owners no longer maintain either voting control or the ability to elect a majority of the directors of the Company (post MiraQuest transaction), (d) Chief Executive Officer provides Company ninety (90) days notice of his intention to terminate his engagement with Company, or (e) Chief Executive Officer becomes disabled thus impairing his ability to perform his duties, which condition shall be treated as a termination without cause and the pay and benefits associated with termination without cause shall apply. In the event of Chief Executive Officer's giving notice of intent to resign, the Company has the choice of releasing Chief Executive Officer of his duties and obligations and continuing his compensation and benefits for the ninety (90) day period or requiring Chief Executive Officer to continue his duties and meeting his obligations as an Chief Executive Officer until the expiration of the ninety
(90) day period.

                  B. Termination of Engagement. During the term of this Agreement, the Company may terminate the engagement of the Chief Executive Officer for "Cause" by giving the Chief Executive Officer written notice of such termination setting forth the "Cause" relied upon. For the purposes of this Agreement, "Cause" shall include but not be limited to (i) the Chief Executive Officer's disregard of lawful instructions of the Company that are consistent with the Chief Executive Officer's position and duties set forth herein; (ii) the Chief Executive Officer's failure to perform Chief Executive Officer's duties in compliance with Company's reasonable standards of performance and not as a result of notice of intention to resign, disability or retirement; (iii) the Chief Executive Officer's willful actions which do or are likely to result unjustifiably in material damage or embarrassment to the Company, the Company's reputation, or the Company's other legitimate business interests; (iv) the Chief Executive Officer's abuse or illegal use of alcohol or other drugs or controlled substances; (v) the Chief Executive Officer's material breach of any of the terms or conditions of this Agreement; (vi) the conviction of the Chief Executive Officer of a felony or entry of a guilty plea or plea of nolo contendere by Chief Executive Officer to a felony (or any other crime that has or might have a material adverse effect upon Chief Executive Officer's ability to carry out Chief Executive Officer's job duties or other obligations under this Agreement); or (vii) the Chief Executive Officer's theft, embezzlement or misappropriation of funds from the Company. In the event Company wishes to terminate Chief Executive Officer's engagement pursuant to Subsection (i), (ii),
(iii), (iv), or (v) above, Company shall give to Chief Executive Officer thirty
(30) days' notice of Company's intention to terminate Chief Executive Officer's engagement and the reason(s) for such termination. If Chief Executive Officer wishes to remain engaged by Company, Chief Executive Officer shall during such thirty (30) day period remedy to the reasonable satisfaction of Company's Board of Directors the misconduct, disregard, abuse, or other breach specified in such notice. If Chief Executive


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 2

Officer does not so remedy such breach to the reasonable satisfaction of Company's Board of Directors. then the termination shall take effect at the end of the thirty (30) day period. A termination pursuant to Subsection (vi) or
(vii) shall take effect immediately upon the giving of notice. Achievement of desired results or performance established as a goal by the Company shall not be a basis of termination for Cause. Any benefits or compensation to be earned based on performance criteria will terminate with Chief Executive Officer's termination whether with or without cause.

                  C. Termination without Cause. Company may terminate the Chief Executive Officer's engagement without Cause at any time within the Chief Executive Officer's first 120 days of engagement upon payment to Employment of severance compensation equivalent to compensation for 210 days of engagement reduced by the compensation paid to Chief Executive Officer through the date of termination. After Chief Executive Officer has been engaged and paid for the excess of 120 days, Company may terminate the engagement of the Chief Executive Officer without Cause upon payment to Chief Executive Officer of severance compensation equivalent to compensation for six (6) months, including all benefits. Equity compensation is not included as component of the termination without cause severance compensation calculation.

                  D. Equal Opportunity Company. Company is an Equal Employment Opportunity organization and shall not discriminate against Chief Executive Officer on the basis of age, color, creed, disability, marital status, national origin, political ideology, race, religion, sex, sexual orientation, or status as a disabled veteran or veteran of the Vietnam war era, with respect to promotion, transfer, compensation, benefits or any other employment decision.

                  E. Work Environment. In addition, Company is committed to maintaining a positive, constructive working environment and will not tolerate harassment or abuse of Chief Executive Officer in the workplace. If Chief Executive Officer feels Chief Executive Officer has been subjected to discrimination, harassment or abuse of Chief Executive Officer in connection with Chief Executive Officer's employment, Company encourages Chief Executive Officer to bring any and all such matters to the attention of Company's chief human resources officer and/or Board of Directors, who will conduct an investigation of all such matters brought to their attention and take such personnel action as is appropriate under the circumstances. Chief Executive Officer will not be subjected to retaliation for submitting complaints to Company's chief human resources officer and/or Board of Directors.

            5. Confidential Information.

                  A. Definition of Confidential Information. Company is in the business of providing chronic disease management services and other related services, and Company has built up an established and extensive trade and reputation in the industry. Company has developed and continues to develop commercially valuable technical and non-technical information ("Confidential Information") that is proprietary and confidential and/or constitutes Company's "trade secrets" as defined by the Texas Trade Secrets Act. Such Confidential Information, which is vital to the success of Company's business, includes, but is not necessarily limited to: programs, computer programs, system documentation, data compilations, manuals, methods, techniques, processes, patented and/or unpatented technology,


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 3 research, know-how, development, designs, devices, inventions, the identities of customers, prospective customers, suppliers and prospective suppliers, contracts with suppliers and customers, sales proposals, methods of sales, marketing research and data, pricing policies, cost information, financial information, business plains, specialized requests of Company's customers, and other materials and documents developed by Company. Confidential Information also includes special hardware, product hardware, related software and related documentation, either owned by Company or in Company's possession under an agreement of nondisclosure. Through Chief Executive Officer's engagement, Chief Executive Officer may become acquainted with or contribute to the Company's Confidential Information through inventions, discoveries, improvements, software development, and/or in other ways.

                  B. Chief Executive Officer Access to Confidential Information. Chief Executive Officer shall: (a) access only such Confidential Information as is reasonably necessary to perform Chief Executive Officer's job functions; and
(b) allow access to Confidential Information under Chief Executive Officer's control to only those of employee's whose job functions for Company reasonably necessitate access to such Confidential Information.

                  C. Nondisclosure of Confidential Information. Chief Executive Officer shall not, at any time, either during or subsequent to engagement, directly or indirectly, appropriate, disclose or divulge any Confidential Information to any person not then employed by Company, unless authorized or directed to do so by Company or required to do so by a court or other governmental entity acting with the force of law. If Company authorizes or directs Chief Executive Officer to disclose Confidential Information to any third party, Chief Executive Officer must ensure that a signed confidentiality agreement for the benefit of Company is or has been obtained from the third party to whom Confidential Information is being disclosed and that all Confidential Information so disclosed is clearly marked "Confidential."

                  D. Return of Confidential and Other Information. All Confidential Information provided to Chief Executive Officer, and all documents and things prepared by Chief Executive Officer in the conduct of his duties for Company, including but not necessarily limited to correspondence, drawings, blueprints, manuals, letters, notes, lists, reports, flow-charts, computer programs, proposals, notebooks, DayTimers, planners, calendars, schedules, discs, data tapes, financial plans and information, business plans, and other documents and records, whether in hard copy, magnetic media or otherwise, and any and all copies thereof, are the exclusive property of Company and shall be returned immediately to Company upon termination of engagement or upon Company's request at any time.

                  E. Ownership of Company Information. Chief Executive Officer hereby grants to Company, and Company hereby accepts, the entire right, title, and interest of Chief Executive Officer in and to any of the Confidential Information created or developed by Chief Executive Officer for the Company, or that may be created or developed by Chief Executive Officer for the Company during the term of the Chief Executive Officer's engagement by Company (as created or developed within or outside the scope of Chief Executive Officer's engagement by Company), including, but not limited to, all patents, copyrights, trade secrets, and other proprietary rights in or based on the Confidential Information. If the Confidential Information or any portion thereof is copyrightable, it shall be deemed to be a "work made for hire," as such


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 4 term is defined in the copyright laws of the United States. Chief Executive Officer shall cooperate within Company or its designees and execute assignments, oaths, declarations, and other documents prepared by Company, to effect the terms of this Section 5(E) or to perfect or enforce any proprietary rights resulting from or related to this Agreement. Such cooperation and execution shall be at no additional compensation to Chief Executive Officer; provided, however, Company shall reimburse Chief Executive Officer for reasonable out-of-pocket expenses incurred at the specific request of Company. Company in turn recognizes that Chief Executive Officer is engaged in other companies and with other, separate responsibilities, and that, in the course of such separate engagement he may develop or extend confidential information applicable to such companies that is not part of his duties within this contract and to which Company has no right, title or interest. Such recognition shall not be construed to alter the duties of Chief Executive Officer as set forth in Section 2 of this agreement.

            6. NonCompetition Obligations. During the term of Chief Executive Officer's engagement with Company, and for a 12 month period of time following termination of such engagement for any reason, Chief Executive Officer will not, directly or indirectly, at any place in the United States, either for him/herself or on behalf of any other person, partnership, corporation or other entity:

                  (a) solicit, divert, take away, or attempt to solicit, divert or take away, any of Company's customers or the business or patronage of any such customer;

                  (b)   solicit, recruit or hire any other Employee of Company;
                        or

                  (c) otherwise engage or become interested (as owner, stockholder, partner, director, officer, member, creditor, consultant, or employee) in any business in competition with any portion of the business conducted by Company at any time during Chief Executive Officer's employment with Company unless such activity is set forth in Exhibit B as an activity in which Chief Executive Officer is engaged on the Effective Date of this Agreement is initiated.

Chief Executive Officer acknowledges that Company is doing business throughout the United States, that Chief Executive Officer is reasonably expected to have contact with Company's customers throughout the United States during the term of Chief Executive Officer's employment with Company, and that the national geographic scope of these covenants is reasonably necessary to protect Company's legitimate business interests.

            7. Enforcement.

                  A. Reasonableness of Restrictions. Chief Executive Officer's compliance with this Agreement is reasonable and necessary to protect Company's legitimate business interests, including but not limited to Company's goodwill.


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 5

                  B. Irreparable Harm. A breach of Chief Executive Officer's obligations under this Agreement will result in great, irreparable and continuing harm and damage to Company for which there is no adequate remedy at law.

                  C. Injunctive Relief. In the event Chief Executive Officer breaches this Agreement, Company shall be entitled to seek, from any court of competent jurisdiction, preliminary and permanent injunctive relief to enforce the terms of this Agreement, in addition to any and all monetary damages allowed by law, against Chief Executive Officer.

                  D. Extension of Covenants. In the event Chief Executive Officer violates any one or more of the covenants contained in Section 6 of this Agreement, Chief Executive Officer agrees that the remaining of the term of each covenant so violated shall be tolled during the period(s) of any such violation and the pendency of any litigation arising out of any such violation.

                  E. Judicial Modification. The parties have attempted to limit the Chief Executive Officer's right to compete only to the extent necessary to protect Company from unfair business practices and/or unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

                  F. Attorney Fees. In the event it becomes necessary for either party to this Agreement to institute a suit at law or in equity for the purposes of enforcing any of the provisions of this Agreement, the prevailing party shall be entitled to recover said party's reasonable attorney's fees, plus court costs and expenses, from the nonprevailing party.

                  G. Withholding from Final Paycheck. Chief Executive Officer expressly authorizes Company to withhold and deduct from Chief Executive Officer's final wages any amounts owed by Chief Executive Officer to Company at the time of the termination of employment, including but not limited to, any draw deficiencies, reimbursement for unearned commissions, and the value of unreturned or damaged Company property. Chief Executive Officer further expressly agrees to repay to Company any additional sums owed by Chief Executive Officer to Company (above that which may be withheld) immediately upon termination of Chief Executive Officer's engagement. If the Company owes the Chief Executive Officer amounts exceeding those that the Chief Executive Officer may owe the Company as outlined above, the Company agrees to pay this amount at the time of the final paycheck. This amount would include all monetary and stock compensation that may have been accrued but not paid by the Company to Robert B. Teague, whether acting in the role of Chief Executive Officer or prior roles of Medical Director and Chief Medical Officer.

                  Indemnity. Chief Executive Officer warrants and represents that Chief Executive Officer has not violated, is not violating, and will not violate any of the terms or conditions of any prior employment agreement, noncompetition or other restrictive covenant, or other agreement entered into by Chief Executive Officer while in the employment of any other employer; that Chief Executive Officer has not given and will not give to Company at any time


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 6 any customer list, trade secret, or any other item of confidential information, obtained or received while in the employment of any other employer; that Chief Executive Officer's engagement with Company is not restricted or limited in any way by any such engagement agreement or restrictive covenant or by operation of any state, federal or local regulation, statute or other law of any kind, name or nature, including but not limited to trade secret laws and immigration laws; and that Chief Executive Officer is in all respects duly qualified and eligible to work for Company. In the event any legal or administrative action is commenced against the Chief Executive Officer, Company or both, arising out of Chief Executive Officer's former employment by another employer or Chief Executive Officer's illegal action or violation of one or more of the warranties or representations set forth in this section, Chief Executive Officer agrees to indemnify Company for all damages, costs and expenses, including reasonable attorney fees, which Company may incur and/or be required to pay in connection with such legal or administrative action. In the event any legal or administrative action is commenced against the Company, the Chief Executive Officer or both, arising out of any matter involving the Company, Company agrees to indemnify Chief Executive Officer for all damages, costs and expenses, including reasonable attorney fees, which Chief Executive Officer may incur and/or be required to pay in connection with such legal or administrative action, so long as such action does not arise pursuant to the conduct of the Chief Executive Officer.

            9. Miscellaneous.

                  A. Survival. This Agreement shall be effective as of the date first written above and that the terms of this Agreement shall remain in full force and effect not only during the continuation of Chief Executive Officer's engagement, but also after the termination of engagement for any reason by Company or Chief Executive Officer.

                  B. Waiver. Failure of the Company to exercise or otherwise act with respect to any of its rights under this Agreement shall not be construed as a waiver of any breach, nor prevent the Company or Chief Executive Officer from thereafter enforcing strict compliance within any and all terms of this Agreement.

                  C. Severability. If any part of this Agreement shall be adjudicated to be invalid or unenforceable, as to duration, territory or otherwise, then such part shall be deemed deleted from this Agreement or amended, as the case may be, in order to render the remainder of this Agreement valid an enforceable.

                  D. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of Company, Company's successors and assigns, Chief Executive Officer and Chief Executive Officer's heirs, executors, administrators and legal representatives.


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 7

                  E. Governing Law. This Agreement is made and entered into in the State of Texas, where Company has its principal place of business, and concerns engagement situated in said state. This Agreement shall be interpreted and construed in accordance with the laws of the State of Texas.

                  F. Titles and Captions. All section and paragraph titles and captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the construction or interpretation of this Agreement.

                  G. Entire Agreement. This Agreement contains all the understandings and agreements between the parties concerning matters set forth in this Agreement. The terms of this Agreement supersede any and all prior statements, representations and agreements by or between Company and Chief Executive Officer, or either of them, concerning the matters set forth in this Agreement. Chief Executive Officer acknowledges that no person who is an agent or Chief Executive Officer of Company may orally or by conduct modify, delete, vary, or contradict the terms or conditions of this Agreement or this paragraph. This Agreement may be modified only by a written agreement signed by both parties.

            Chief Executive Officer acknowledges that Chief Executive Officer has read and understands the entire contents of this Agreement and that Chief Executive Officer has received a copy of this Agreement.

                                     COMPANY:

                                     MEDIQUIK SERVICES, INC.


                                     By /s/ William J. Marciniak
                                       -----------------------------
                                     Its CEO
                                        ----------------------------

                                     CHIEF EXECUTIVE OFFICER:


                                     /s/ Robert B. Teague
                                     -------------------------------
                                     Robert B. Teague, M.D., P.A.
                                     A Professional Association


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 8

                    EXHIBIT A TO EMPLOYMENT, CONFIDENTIALITY
                          AND NONCOMPETITION AGREEMENT
                              DATED August 22, 2000

Job Title: Chief Executive Officer

Compensation Plan:

      A.    Base Compensation:   $10,450 / month, paid biweekly to Robert B.
                                 Teague, M.D., P.A., A Professional Association.

      B.    Performance Based Cash Bonuses payable to Robert B. Teague, MD., PA:

            1. 20% of Annualized Base Compensation upon MediQuik achieving two consecutive quarters of positive operating cash flow (EBIDTA).

            2. 20% of Annualized Base Compensation upon MediQuik achieving 1 reportable quarter of financial profit.

      C.    Stock Option Program payable to Robert B. Teague:

            1. Signing Bonus: Stock Option on 50,000 shares MediQuik Class A Common Stock priced at market for a term of 10 years.

            2.    Time Bonus:

                  a. 50,000 options vested at the end of the first year of engagement.

                  b. 12,500 options vested each quarter of the second year of engagement.

            3.    Performance Bonus:

                  a. 50,000 options vested upon MediQuik achieving two consecutive quarters of positive operating cash flow (EBIDTA).

                  b. 50,000 options vested upon MediQuik achieving 1 reportable quarter of financial profit.

                                     COMPANY:

                                     MEDIQUIK SERVICES, INC.


                                     By /s/ William J. Marciniak
                                       -----------------------------
                                     Its CEO
                                        ----------------------------

                                     CHIEF EXECUTIVE OFFICER:


                                     /s/ Robert B. Teague
                                     -------------------------------
                                     Robert B. Teague, M.D., P.A.
                                     A Professional Association


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 9

                                   EXHIBIT B

1.    Medical Advisory Board Appointments:

      A.    Vencor, Inc., Hospital Division

      B.    MyDailyHealth.com

      C.    Compaq Computer Corp. -- Corporate Medical Director

2.    Board of Directors Appointments

      A.    MedeCoach, Inc.

3.    Professional Associations

      A.    Baylor College of Medicine -- Associate Professor

4.    Significant Owner, Officer and Board Member

      A.    eMedicalResearch, Inc. -- Clinical Research Firm


                                     COMPANY:

                                     MEDIQUIK SERVICES, INC.


                                     By /s/ Robert B. Teague
                                       -----------------------------
                                     Its CEO
                                        ----------------------------

                                     CHIEF EXECUTIVE OFFICER:


                                     /s/ Robert B. Teague
                                     -------------------------------
                                     Robert B. Teague, M.D., P.A.
                                     A Professional Association


EMPLOYMENT, CONFIDENTIALITY & NONCOMPETITION AGREEMENT - 10

                                    EXHIBIT E

                                 Stock Options

             The Company will provide this information upon request.

                                    EXHIBIT F

                                Stockholder List

             The Company will provide this information upon request.

                                    EXHIBIT G

                               Opinion of Counsel

                   Filed as Exhibit 99(i)-c to this Form 8-K.